EXHIBIT 5.1


                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400


                                February 11, 2000

Writer's Direct Dial Number:                            Writer's E-Mail Address:
(612) 334-8455                                                 goravr@briggs.com


United Shipping & Technology, Inc.
9850 51st Avenue North, Suite 110
Minneapolis, MN 55442

         RE:      UNITED SHIPPING & TECHNOLOGY, INC.
                  1995 STOCK OPTION PLAN
                  1996 DIRECTOR STOCK OPTION PLAN
                  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         In connection with 1,610,000 shares of common stock, $.004 par value (the "Shares"), of United Shipping & Technology, Inc. (the "Company") issuable upon exercise of options granted under the Company's 1995 Stock Option Plan (1,500,000) and its 1996 Director Stock Option Plan (110,000) (collectively, the "Plans") and included in a Registration Statement on Form S-8 (the "Registration Statement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated, paid for and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                       Very truly yours,

                                       BRIGGS AND MORGAN,
                                       Professional Association


                                       By   /s/ Avron L. Gordon
                                          --------------------------------------
                                            Avron L. Gordon